As filed with the Securities and Exchange Commission on November 26, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Bob Evans Farms, Inc.
(Exact name of registrant as specified in its charter)

Delaware	31-4421866
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
3776 South High Street
Columbus, Ohio 43207
(614) 491-2225
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Steven A. Davis
Chief Executive Officer
Bob Evans Farms, Inc.
3776 South High Street
Columbus, Ohio 43207
(614) 491-2225
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Mary L. Garceau, Esq.
Vice President and General Counsel
Bob Evans Farms, Inc.
3776 South High Street
Columbus, Ohio 43207
(614) 491-2225

     Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes or securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
Title of each class of securities	Amount to be	offering price	aggregate	registration
to be registered	registered(1)	per unit(2)	offering price(2)	fee
Common Stock, $.01 par value	1,894,290	$13.165	$24,938,327	$980.08

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include securities issued pursuant to the terms of the Bob Evans Farms, Inc. Dividend Reinvestment and Stock Purchase Plan which provide for adjustments in the amount of securities being issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rule 457(c) under the Securities Act, and computed on the basis of $13.165 per share, which is the average of the high and low sale prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on November 21, 2008.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
Index to Exhibits set forth on page II-11 of this Registration Statement.
EXPLANATORY STATEMENT
          This Registration Statement relates to 1,894,290 shares of common stock, $.01 par value per share (the “Common Stock”), of Bob Evans Farms, Inc. (the “Company”), to be issued pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The shares of Common Stock to be issued pursuant to the Plan under this Registration Statement have previously been registered under a Form S-3 Registration Statement (Registration No. 333-74739) filed by the Company on March 19, 1999. Pursuant to Rule 415(a)(5) under the Securities Act, this Registration Statement is being filed to replace Registration Statement No. 333-74739, which will expire on December 1, 2008, and to reflect certain changes made to the Plan. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the shares of Common Stock previously registered under Registration Statement No. 333-74739 will be deemed terminated as of the date of effectiveness of this Registration Statement.

PROSPECTUS
3776 South High Street
Columbus, Ohio 43207
(614) 491-2225
Dividend Reinvestment and Stock Purchase Plan
1,894,290 Shares of Common Stock ($0.01 par value per share)
          Bob Evans Farms, Inc. is offering to its stockholders, its employees, the employees of its subsidiaries and other investors a simple and convenient method to purchase shares of its common stock, $.01 par value per share, through participation in the Bob Evans Farms, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”).
          Investment options offered under the Plan are:
•	Full Dividend Reinvestment — You can reinvest all dividends paid on your shares of common stock to purchase additional shares of common stock.

•	Partial Dividend Reinvestment — You can reinvest dividends paid on only a specified number of your shares of common stock to purchase additional shares of common stock.

•	Voluntary Cash Payments — You can make voluntary cash contributions to purchase additional shares of common stock even if you choose not to reinvest dividends.
          You can enroll in the Plan and make additional purchases of our common stock as follows:
•	If you are an employee, you may make an initial purchase of our common stock in an amount of not less than $10 and not more than $20,000.

•	If you are not an existing stockholder, you may make an initial purchase of our common stock in an amount of not less than $100 and not more than $20,000.

•	If you are an existing stockholder, you may make voluntary cash contributions of not less than $50 and not more than $20,000 each month to purchase additional shares of common stock.

•	If you are an existing stockholder, you may make monthly cash contributions from qualifying savings, checking, or other accounts of not less than $25 and not more than $20,000 to purchase additional shares of common stock.
          All shares of our common stock offered under the Plan will be purchased on the open market at prevailing market prices. Our common stock is listed on the NASDAQ Global Select Market under the symbol “BOBE.” On November 25, 2008, the closing sale price of our common stock as reported on the NASDAQ Global Select Market was $15.20. This Prospectus relates to 1,894,290 shares of our common stock available for purchase under the Plan. You should carefully read this Prospectus and the additional information described under “Where You Can Find More Information” on page 18 before you invest in shares of our common stock. For future reference, please retain this Prospectus.
          Investing in our common stock involves risks. Before enrolling in the Plan and investing in our common stock, you should read carefully the information set forth in our discussion of “Risk Factors” beginning on page 4 as well as the risk factors described in our filings with the Securities and Exchange Commission.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.
The date of this Prospectus is November 26, 2008.

About this Prospectus
          This Prospectus is part of a Registration Statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “Commission”). Under the Registration Statement, we may issue up to 1,894,290 shares of our common stock under the Bob Evans Farms, Inc. Dividend Reinvestment and Stock Purchase Plan. The terms and conditions of the Plan are set forth under the caption “The Bob Evans Farms, Inc. Dividend Reinvestment and Stock Purchase Plan” beginning on page 6.
          Please read this Prospectus carefully. If you own shares of our common stock now, or if you decide to buy shares of our common stock in the future, please keep this Prospectus with your permanent investment records because it contains important information about the Plan. This Prospectus supersedes any prior Plan prospectuses, including supplements thereto, in their entirety.
          You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone to give you any information or make any representation not contained in or incorporated by reference into this Prospectus. You must not rely on any unauthorized information or representation. This Prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this Prospectus is accurate on any date subsequent to the date hereof, or that any information we have incorporated herein by reference is correct on any date subsequent to the date of the document incorporated herein by reference, even though this Prospectus is delivered or securities are sold on a later date.
          As used in this Prospectus, unless the context suggests otherwise, the terms the “Company,” “we,” “us” and “our” refer to Bob Evans Farms, Inc., a Delaware corporation, and its subsidiaries.
Bob Evans Farms, Inc.
          We are a full-service restaurant company that operates two distinct restaurant concepts — Bob Evans Restaurants and Mimi’s Cafés. We are also a leading producer and distributor of pork sausage and complementary homestyle convenience food items. Our business began in 1948 when our founder, Bob Evans, began making sausage on his southeastern Ohio farm to serve at his 12-stool diner. Our business grew from there, and we became a publicly traded company in 1963. Our current company was incorporated in Delaware in 1985 as the successor to the original company, which was incorporated in Ohio in 1957. We expanded our business by acquiring Owens Foods, Inc. (then known as Owens Country Sausage, Inc.) in 1987 and SWH Corporation, which does business as Mimi’s Café, in July 2004.
          As of October 24, 2008, we owned and operated 709 full-service restaurants, including 570 Bob Evans Restaurants in 18 states and 139 Mimi’s Cafés in 22 states. Bob Evans Restaurants are family restaurants primarily located in the Midwest, mid-Atlantic and Southeast regions of the United States. Mimi’s Cafés are casual restaurants primarily located in California and other western states. We also produce and distribute fresh and fully-cooked pork products and a variety of complementary homestyle convenience food items under the Bob Evans and Owens brand names. These food products are distributed primarily to grocery stores in the East North Central, mid-Atlantic, Southern and Southwestern United States.
          Our principal executive office is located at 3776 South High Street, Columbus, Ohio 43207. Our telephone number is (614) 491-2225. Our Web site address is http://www.bobevans.com. Information included or referred to on our Web site is not incorporated by reference in or otherwise a part of this Prospectus.
Forward Looking Statements
          This Prospectus and the documents we file or have filed with the Commission that are incorporated herein by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Secuirites Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, statements regarding our future business, financial performance and financial condition.  We use words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions to identify forward-

looking statements.  These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties are described under the “Risk Factors” heading of our periodic reports filed with the Commission, which are incorporated by reference into this Prospectus, and include those items set forth below under the caption “Risk Factors.” Except as required by applicable law or the rules and regulations of the Commission, we undertake no obligation to publicly update any forward-looking statements or risk factors, whether as a result of new information, future events or otherwise.  However, you should review any further disclosures made on related subjects in our subsequent filings and reports with the Commission.  This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.
Risk Factors
          Investing in our common stock involves risks. Before you decide to enroll in the Plan or invest in our common stock, you should consider carefully the risk factors described under the heading “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K and any risk factors described under the heading “Item 1A. Risk Factors” in Part II of any of our Quarterly Reports on Form 10-Q filed with the Commission subsequent to our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in our subsequent filings with the Commission. You should also refer to the other information we include in, or incorporate by reference into, this Prospectus. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business, operating results and financial condition and could result in a decrease in the value of our common stock and a loss of your investment in our common stock. In connection with the forward-looking statements that appear in this Prospectus, you should carefully review the risk factors referenced above, as well as the following:
•	Our business could suffer if we are the subject of negative publicity or litigation regarding allegations of food-related illnesses.

•	Our failure to achieve and maintain positive same-store sales for an extended period of time would likely have a material adverse effect upon our financial condition, results of operation and cash flows.

•	Certain economic and business factors specific to the restaurant industry and certain general economic factors including energy prices and interest rates that are largely out of our control may adversely affect our results of operations.

•	If Mimi’s Café’s actual performance does not meet the forecasts contained in our five-year strategic plan, we may need to take a non-cash impairment charge for the goodwill and/or intangible assets associated with the Mimi’s Café concept.

•	The cost and availability of food, ingredients and utilities used by our restaurants or merchandise sold in our retail merchandise areas could adversely affect our revenues and results of operations.

•	A decline in general economic conditions could materially, adversely affect our financial results.

•	Our success depends on our ability to compete effectively in the restaurant and food products industries.

•	Our growth strategy depends on opening new restaurants. Our ability to expand our restaurant base is influenced by factors beyond our control, which may further slow restaurant expansion and impair our growth strategy.

•	Our food products business is dependent upon a single manufacturing facility for the production of a significant number of items.

•	Our success depends on consumer acceptance of our menu offerings, food products, prices, atmosphere and service procedures.

•	A privacy breach could adversely affect our business.
•	Our restaurant business is dependent upon satisfactory customer service, and we may have difficulty hiring and retaining a sufficient number of qualified employees to deliver appropriate service.

•	Because many of our restaurants are concentrated in certain geographic areas, our results of operations could be materially, adversely affected by regional economic conditions and events.

•	Expanding our restaurant base by opening new restaurants in existing markets could reduce the business of our existing restaurants.

•	Adverse weather conditions could harm our sales.

•	The restaurant and food products industries are heavily regulated, and compliance may be more costly than we expect.

•	Our business could suffer if we are the subject of increased litigation regarding personal injuries suffered on our premises, discrimination, harassment or other labor matters.

•	Our inability to successfully and sufficiently raise menu and food products prices to offset increased costs could result in a decline in margins.

•	We are dependent on timely delivery of fresh ingredients by our suppliers.

•	The growth of our food products sales and profits is dependent upon our ability to expand into existing and new markets.

•	Health concerns relating to the consumption of trans-fats, beef, chicken, pork and other food products could affect consumer preferences and could negatively impact our results of operations.

•	Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to a variety of other factors, resulting in a decline in our stock price.

•	Our current insurance loss estimates may not be adequate and, if claims exceed such estimates, our profitability may be materially, adversely affected.

•	Our failure or inability to enforce our trademarks or other proprietary rights could adversely affect our competitive position or the value of our brand.
          The factors identified in this section are not intended to represent a complete list of all the factors that could adversely affect our business, operating results or financial condition. Additional risks and uncertainties and other factors not presently known to us or that we currently deem immaterial to us may also have an adverse effect on our business, operating results or financial condition, and the factors we have identified could affect us to a greater extent than we currently anticipate. Many of the important factors that will determine our future financial performance and financial condition are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date such forward-looking statements are made.

The Bob Evans Farms, Inc. Dividend Reinvestment and Stock Purchase Plan
          The following numbered questions and answers set forth the terms and conditions of the Bob Evans Farms, Inc. Dividend Reinvestment and Stock Purchase Plan.
Purpose and Features
1.	What is the purpose of the Plan?
          The purpose of the Plan is to provide our stockholders, our employees, employees of our subsidiaries and other investors with a convenient and economical method of purchasing our common stock. Shares of our common stock that are credited to and held in a participant’s account under the Plan are referred to as “Plan Shares.”
2.	What are some of the features of the Plan?
•	If you are a participant in the Plan, you may use all or a portion of the dividends which are paid on your shares of common stock and the dividends which are paid on your Plan Shares to automatically acquire additional shares of our common stock.

•	If you are not presently a stockholder or an employee of the Company, you may purchase shares of our common stock and become a participant in the Plan by making an initial investment of at least $100 but not more than $20,000.

•	If you are an employee of the Company, you may purchase shares of our common stock and become a participant in the Plan by making an initial investment of at least $10 but not more than $20,000.

•	If you are a Plan participant, you may purchase additional shares of our common stock by making voluntary cash payments of (i) not less than $50 per payment and not more than $20,000 per calendar month through check or money order and (ii) not less than $25 and not more than $20,000 per calendar month through automatic monthly electronic funds transfer from a pre-designated account with a United States financial institution.

•	If you are an employee of the Company, you may purchase additional shares of common stock through payroll deductions, subject to the availability of the payroll deduction feature of the Plan.

•	Shares of our common stock purchased under the Plan are held in a Plan account for each participant, relieving participants of the responsibility for the safekeeping of their stock certificates. Participants may deposit stock certificates into their Plan accounts for credit as shares held under the Plan, free of charge.

•	Participants may direct us to transfer all or a portion of their Plan Shares to the account of another person, at any time and at no cost to the participants.

•	Personal recordkeeping is simplified by our issuance of Plan statements indicating your account activity under the Plan.
Administration
3.	Who administers the Plan?
          We administer the Plan, maintain Plan accounts and records, send statements of Plan accounts to participants on a regular basis and perform other administrative duties relating to the Plan, such as (i) corresponding with Plan participants, (ii) distributing the Plan prospectus, Authorization Forms and other Plan documents, (iii) effecting stock and cash withdrawals and terminations by participants, (iv) processing proxy materials for shares of common stock held under the Plan and (v) collecting and holding voluntary cash payments by participants. We may resign as plan administrator at any time, in which case we will appoint a successor. We believe that there are no material risks to participants in the Plan that result from our administration of the Plan rather than a registered broker-dealer or a federally insured financial institution serving as plan administrator.
Participation
4.	Who is eligible to participate?
          Any person or entity that is a citizen or resident of the United States, regardless of whether or not such person or entity is a stockholder of the Company, is eligible to join the Plan. Any person or entity that is not a citizen or resident of the United States may participate in the Plan if such participation is not prohibited by the laws of the jurisdiction where such person or entity resides.
5.	How and when may a person join the Plan?
          If you are currently a stockholder of the Company and your common stock is registered with us under your name, you may join the Plan any time after receiving a copy of this Prospectus by completing an Authorization Form. Stockholders should sign their names on the Authorization Form exactly as their names appear on their stock certificates and return the Authorization Form to:
Bob Evans Farms, Inc.
Attn: Stock Transfer Department
3776 South High Street
Columbus, Ohio 43207
Facsimile No. (614) 497-4459
Authorization Forms may be obtained by writing to the same address or telephoning (614) 491-2225.
          If you do not currently own any shares of our common stock, you may join the Plan after receiving a copy of this Prospectus by returning a completed Authorization Form along with an initial investment in the form of a check or money order of at least $100, but not more than $20,000.
          If your shares of our common stock are held in a brokerage, bank or other intermediary account (i.e., “street name”), you may participate in the Plan by instructing your broker, bank or trustee to register the shares in your name or by requesting a copy of this Prospectus from us and returning a completed Authorization Form along with an initial investment of at least $100, but not more than $20,000, to the Company at the address above.
          Our employees and the employees of our subsidiaries who do not presently own shares of our common stock may join the Plan at any time after being furnished a copy of this Prospectus by completing and returning to us an Authorization Form and making an initial investment in the form of a check or money order of at least $10, but not more than $20,000. Employees may also join the Plan by completing a payroll deduction Authorization Form (available from our Stock Transfer Department), subject to the availability of the payroll deduction feature of the Plan.
          We have the right to reject any Authorization Form for any reason.
Investment Options
6.	What type of investment options are available under the Plan?
          By marking the appropriate box on the Authorization Form, you may choose from the following investment alternatives:
•	Full Dividend Reinvestment – If you choose this option, all dividends paid on your shares of common stock will be used to purchase additional shares of common stock. You may also make voluntary cash payments which will be used to purchase additional shares of common stock.

•	Partial Dividend Reinvestment – If you choose this option, only dividends which are paid on shares of common stock which you specify on the Authorization Form will be used to purchase additional shares of common stock. Dividends on all shares of common stock which you hold in a Plan account will also be used to purchase additional shares of common stock. You may also make voluntary cash payments which will be used to purchase additional shares of common stock.

•	Voluntary Cash Payments – If you choose this option, we will continue to pay dividends directly to you on any shares of common stock registered in your name in certificate form. Any voluntary cash payments which you make and any dividends paid on shares of common stock held in your Plan account will be used to purchase additional shares of common stock, which will then become Plan Shares.

•	Direct Deposit of Cash Dividends – If you choose the partial dividend reinvestment option or the voluntary cash payment option, you may elect to have all of your cash dividends deposited directly into your United States bank account on the dividend payment date instead of receiving a check by mail. You must complete a Direct Deposit Authorization Form (available from our Stock Transfer Department) and return it to us, along with a voided check for the designated bank account. In order to initiate, change or stop the direct deposit of dividends, we must receive your written request at least thirty (30) days before the applicable dividend payment date.
          Participants may change their method of participation in the Plan at any time by completing a new Authorization Form and returning it to us at the address stated in response to Question 5.
7.	When will shares be purchased under the Plan?
          Shares of common stock will be purchased by the Plan’s stock purchasing agent beginning on each investment date. The investment dates for voluntary cash payments and initial investments in the Plan are shown below:

Month	Investment Date
January, March, April, June, July, September, October and December	The 1st and the 15th day of each month (or the first business day thereafter)

February, May, August and November	The 1st business day of the month
          The investment date for dividend payments will be the day on which the dividend is paid. We pay dividends if, as and when declared by our Board of Directors. The Plan does not represent a change in our dividend policy or a guarantee of future dividends. If the investment date falls on a day when our common stock is not traded on the NASDAQ Global Select Market, the investment date will be the next day during which our common stock is traded. On each investment date, we will provide funds sufficient to enable the Plan’s stock purchasing agent to reinvest all participants’ dividends and purchase additional shares of our common stock using any voluntary cash payments submitted to us for investment by participants.
          Purchases will begin on the investment date and will be completed no later than thirty (30) days from such date, except where completion at a later date is necessary or advisable under applicable securities laws. Any monies representing voluntary cash payments or initial investments or dividends, as appropriate, to be invested on behalf of a participant will be returned to the participant if shares of common stock have not been purchased: (a) within thirty-five (35) days of receipt of the voluntary cash payments or initial investments or (b) within thirty (30) days of the applicable dividend payment date for dividend reinvestments. No interest will be paid on voluntary cash payments, initial investments or dividends returned to participants.

          Voluntary cash payments and initial investments must be received by us at least ten (10) calendar days before an investment date. If a voluntary cash payment or an initial investment is not received by us at least ten (10) calendar days before an investment date, the voluntary cash payment or initial investment will be held by us until the next investment date.
Voluntary Cash Payments
8.	How and when may voluntary cash payments be made?
          Voluntary cash payments may be made by any participant at any time by completing a voluntary cash payment stub and sending a check or money order in U.S. dollars made payable to Bob Evans Farms, Inc., or by automatic deduction on a monthly basis from the participant’s United States financial institution account. The voluntary cash payment stub is the tear-off portion at the top of your Plan account statement. If received by us at least ten (10) calendar days before an investment date, the Plan’s stock purchasing agent will invest the voluntary cash payments on the investment date. No interest will be paid on voluntary cash payments held pending investment by the Plan’s stock purchasing agent. The same amount of money is not required in each voluntary cash payment and there is no obligation to make voluntary cash payments on a regular basis. You may invest a minimum of $50 by check or money order and a minimum of $25 through automatic deduction at any one time, but you cannot invest more than $20,000 in a calendar month. Cash payments of less than $50 (or $25 through automatic deductions) and all amounts exceeding the $20,000 monthly maximum will be returned to the participant.
          The investment of a voluntary cash payment may be stopped and a return of funds requested by notifying us in writing at the address stated in response to Question 5, provided that the written communication is received by us at least two (2) business days before the investment date to which it applies. However, we will not refund a check or money order until we receive the funds.
Initial Investments
9.	How and when may initial investments be made?
          Persons who are not our employees may make a minimum initial investment of $100 and a maximum initial investment of $20,000 paid in the form of a check or money order. The initial investment must be included with a completed Authorization Form and returned to us at the address stated in the response to Question 5.
          We must receive initial investments at least ten (10) calendar days before an investment date. If we do not receive the initial investment at least ten (10) calendar days before an investment date, the Plan’s stock purchasing agent will hold the initial investment until the next investment date. Upon a participant’s written request received by us at least two (2) business days prior to the investment date, an initial investment will be returned to the participant. However, we will not refund a check or money order until we receive the funds.
Automatic Monthly Investments
10.	What is the Automatic Monthly Investment feature of the Plan and how does it work?
          Participants may make voluntary cash payments of not less than $25 per payment nor more than $20,000 during a calendar month by means of monthly automatic electronic funds transfers (“Automatic Monthly Investments”) from a predesignated account with a United States financial institution.
          To initiate Automatic Monthly Investments, a person must already be a participant with a Plan account and must complete, sign and return to us an Automatic Monthly Deduction Form with a voided blank check or a deposit slip for the account from which funds are to be drawn. Automatic Monthly Deduction Forms may be obtained from our Stock Transfer Department at the address listed on the Authorization Form. Forms will be processed and will become effective as promptly as practicable.

          Once an Automatic Monthly Investment is initiated, specified funds are drawn on the 25th day of each month (or the first business day thereafter). Automatic Monthly Investment funds will be invested beginning on the next investment date. You should allow up to four (4) weeks for the first Automatic Monthly Investment to be initiated.
          Participants may change the amount of their Automatic Monthly Investments by completing and submitting to us a new Automatic Monthly Deduction Form. We must receive the new Automatic Monthly Deduction Form at least ten (10) business days preceding the investment date. In order to cancel an Automatic Monthly Investment, you must notify us in writing at least ten (10) business days prior to the applicable investment date.
Payroll Deductions
11.	What is the payroll deduction feature of the Plan and how does it work?
          Our employees and employees of our subsidiaries may make voluntary cash payments to their Plan accounts of not less than $5 per pay period by means of a payroll deduction. Any employee who has made a hardship withdrawal from the Bob Evans Farms, Inc. and Affiliates 401K Retirement Plan is prohibited, for a period of six (6) months from the date of the hardship withdrawal, from participating in the initial investment, payroll deduction and voluntary cash payment features of the Plan.
          To initiate payroll deductions, an employee must complete a payroll deduction authorization form (available from our Payroll Department) and return it to our Payroll Department. Forms will be processed and will become effective as promptly as practical. Once an employee has begun payroll deductions, the specified funds will be invested as voluntary cash payments to the employee’s Plan account.
          An employee may change the amount or cease his or her payroll deduction at any time by giving written notice to our Payroll Department. Ceasing payroll deductions or terminating employment with us or any of our subsidiaries will not automatically terminate a Plan account. Dividends will continue to be reinvested in accordance with the participant’s previously-given instructions and the participant may continue to make voluntary cash payments under the Plan.
          As of the date of this Prospectus, employees of MiMi’s Cafés may not utilize the payroll deduction feature of the Plan; however, we expect that the payroll deduction feature will be made available to such employees in the future. Employees should contact our Payroll Department with any questions regarding the payroll deduction feature of the Plan.
Purchases of Shares
12.	Who purchases shares of our common stock under the Plan?
          Shares of our common stock under the Plan will be purchased on the open market by or at the direction of a registered broker-dealer acting as the stock purchasing agent for the Plan participants. Neither the Company nor any of its affiliates will exercise any direct or indirect control or influence over the timing, price or amount of shares to be purchased (other than specifying the aggregate dollar amount to be invested), the manner in which shares of our common stock are purchased or the selection by the Plan’s stock purchasing agent of any broker or dealer through which purchases will be made. We have the right to change the stock purchasing agent at any time and for any reason without notice to participants.
13.	What is the purchase price of shares purchased under the Plan?
          The purchase price of our common stock purchased for Plan participants will be the weighted average purchase price, net of any brokerage commissions, of all shares purchased for the Plan by the Plan’s stock purchasing agent on the open market with respect to the relevant investment date. The brokerage commissions charged to Plan participants are included in the purchase price of the Plan Shares reflected in each statement of Plan account sent to participants.
14.	How many shares will be purchased for each participant?
          The number of shares of our common stock to be purchased for each participant will equal the amount of the participant’s reinvested dividends and voluntary cash payments, less any amounts required to be withheld for tax purposes, divided by the purchase price of the shares. Both whole shares and fractional shares will be credited to participants’ accounts.

          The Plan’s stock purchasing agent may commingle each participant’s funds with those of other participants for executing purchase and sale transactions. Neither a Plan participant nor a person making an initial investment in the Plan may direct the Plan’s stock purchasing agent to purchase a specific number of shares.
Plan Accounts
15.	Can Plan Shares in a Plan account be sold?
          Yes. A participant may request, at any time, that all or a portion of the shares held in his or her Plan account be sold by delivering to us written instructions, either by mail or facsimile to the address stated in response to Question 5, signed by the participant and any other owner(s) of the common stock. We will not accept e-mail or telephone instructions to sell shares. We will forward the written instructions to the Plan’s stock purchasing agent, who will sell the shares within ten (10) business days of receipt of the participant’s request. The Plan’s stock purchasing agent will not accept limit orders or similar sales directives. A request to sell all of the shares which a participant holds in the Plan will be considered a termination of participation in the Plan. The Plan’s stock purchasing agent cannot sell any certificated shares owned by a participant unless the certificates are deposited into the Plan. Our directors and executive officers who are participating in the Plan are not permitted to sell their shares through the Plan and must withdraw their shares from their Plan accounts in order to make a sale.
16.	What does it cost to have the Plan’s stock purchasing agent sell Plan Shares?
          The sales price for any shares being sold by a participant will be the average price of all the shares sold by the Plan’s stock purchasing agent for all participants during the period in which the Plan’s stock purchasing agent makes such sales. You will receive the proceeds of the sale of your shares less a brokerage commission and a related service charge of $0.10 per Plan Share sold and less any required tax withholdings or transfer taxes. The brokerage commissions and service charges charged to Plan participants are included in the sale price of the Plan Shares reflected in each statement of Plan account sent to participants.
          Participants selling their shares under the Plan should be aware that the price of our common stock might decrease during the period between a request for sale, its receipt by us, and the ultimate sale of the stock by the Plan’s stock purchasing agent. This risk should be evaluated by the participant and is a risk that will be borne solely by the participant.
Gifts or Transfers of Shares
17.	May a participant transfer or gift to another person all or a part of his or her shares held under the Plan?
          Yes. If a participant wishes to change the ownership of all or part of his or her shares held under the Plan through gift, private sale or otherwise, the participant may effect the transfer by mailing a properly completed and executed Transfer of Stock Form to us at the address stated in response to Question 5. Transfers of less than all of a participant’s shares must be made in whole share amounts. No fraction of a share may be transferred unless a participant’s entire Plan account is transferred. Requests for transfer are subject to the same requirements as transfers of stock certificates, including the requirements of a Medallion signature guarantee. Transfer of Stock Forms are available from our Stock Transfer Department upon request.
          Except as set forth above, shares of our common stock credited to your Plan account may not be pledged or assigned. If you wish to pledge or assign your shares, you must withdraw those shares from your Plan account.

18.	If Plan Shares are transferred to another person, will the person to whom the shares are transferred be issued a stock certificate?
          No. Any shares transferred to another person will continue to be held under the Plan. A Plan account will be opened in the name of the person receiving the shares. If the person receiving the shares is not already a participant, he or she will be automatically enrolled in the Plan.
19.	How will a person receiving a gift or transfer of Plan Shares be advised of his or her ownership?
          Any person receiving a gift or transfer of Plan Shares will receive a statement showing the number of shares transferred to, and held in, his or her Plan account.
Termination
20.	May a participant withdraw shares from his or her Plan account without terminating participation in the Plan?
          Yes. A participant may at any time withdraw any number of whole shares held in his or her Plan account, without terminating the Plan account, by furnishing a written request to us. The request must indicate the number of whole shares to be withdrawn and must be signed by all of the owner(s) of the shares. A signature guarantee is not required. A certificate for shares withdrawn will be issued to the participant without charge within ten (10) days of our receipt of the request from the participant. A certificate for any fractional share will not be issued under any circumstances, and the fractional share will continue to be held in the participant’s Plan account.
21.	How may a participant terminate participation in the Plan?
          You may terminate your participation in the Plan at any time by delivering to us written instructions, signed by all registered holders listed on your Plan account. Upon termination, you may elect either to have all the shares in your Plan account sold or receive a certificate for the number of whole shares held in your Plan account and a check for the value of any fractional share. In addition, upon termination, cash dividends on any remaining shares of our common stock you hold will be paid to you and will not be reinvested in the Plan.
          Cash investments received prior to the request to terminate Plan participation will be invested at the next investment date unless the participant requests the return of that cash investment at least two (2) business days prior to the applicable investment date.
22.	May a participant stop reinvestment of dividends on shares in certificate form and remain in the Plan?
          Yes. A participant who elects to stop the reinvestment of dividends paid on shares held in certificate form may leave shares held under the Plan in his or her Plan account. Dividends paid on shares left in the Plan account will continue to be used to purchase additional shares. The participant may also continue to make voluntary cash payments under the Plan.
23.	What happens in the event of death?
          In the event of a participant’s death, the participant’s Plan account will continue to be administered under the Plan in accordance with the participant’s previously-given instructions, and dividends will continue to be reinvested until we receive instructions from the duly authorized representative of the participant’s estate. Please contact us for additional information and assistance.
24.	When may a former participant rejoin the Plan?
          Generally, a former participant may rejoin the Plan at any time. However, we have the right to reject any Authorization Form from a previous participant for any reason.

25.	May certificates held by participants be deposited in the Plan?
          Yes. Participants may deposit for safekeeping with us certificates for shares of our common stock now or in the future registered in their names for credit under the Plan. There is no charge for this custodial service and, by making the deposit, a participant is relieved of the responsibility for loss, theft or destruction of the certificate. However, the participant bears the risk of loss in sending certificates to us. Therefore, we recommend that certificates be sent to us by registered mail, returned receipt requested and properly insured. Certificates should not be endorsed. Whenever certificates are issued to a participant, either upon request or upon termination of a participant’s Plan account, new, differently numbered certificates will be issued to the participant. Dividends on shares of our common stock represented by certificates deposited with us will be reinvested in accordance with the terms of the Plan.
Fees and Expenses
26.	Are there any expenses to participants in connection with participation in the Plan?
          We will pay the costs of administering the Plan. However, Plan participants will be charged brokerage commissions related to shares purchased on their behalf under the Plan. Participants who request that some or all of the shares held in their Plan accounts be sold will be charged brokerage commissions as well as a service charge of $0.10 per Plan Share sold. The brokerage commissions and service charges charged to Plan participants are included in the purchase or sale price (as applicable) of the Plan Shares reflected in each statement of Plan account sent to participants. As of the date of this Prospectus, brokerage commissions are $0.05 per Plan Share purchased or sold under the Plan. Brokerage commissions payable under the Plan are subject to change at any time without prior notice to Plan participants.
Other Information
27.	What reports and other information will be sent to participants?
          After the date of payment for each dividend paid by the Company to its stockholders, a Plan account statement will be sent to each participant. A Plan account statement will also be sent after each voluntary cash purchase and sale of shares of our common stock on behalf of a participant. Quarterly statements will be sent to all Plan participants and will show cumulative transactions for the calendar year. You should retain these statements for tax purposes. We will also provide each participant with copies of any amendments to the Plan and the same communications received by our other stockholders, including annual reports, notices of annual meetings, proxy statements and income tax information for reporting dividends paid and proceeds from Plan Shares sold.
28.	How are a participant’s Plan Shares voted?
          All Plan Shares are voted in the same manner as shares of our common stock registered in a participant’s own name. Participants will receive proxy materials from us for each stockholder meeting, including a proxy statement and a form of proxy covering all Plan Shares credited to the participant’s Plan account and all shares of our common stock registered in the participant’s own name as of the record date for the meeting. Alternatively, as permitted by rules adopted by the Securities and Exchange Commission, participants will receive a Notice of Internet Availability of Proxy Materials from us which contains instructions on how to access and review our proxy materials online and submit their proxies electronically through the Internet. Plan Shares may also be voted in person at the meeting in the same manner as shares of our common stock registered in the participant’s own name. Fractional shares included in your Plan Shares will not be voted.
          If a proxy is returned properly signed (or properly submitted through the Internet) and marked for voting, all of the shares covered by the proxy will be voted as marked. If a proxy is returned properly signed (or properly submitted through the Internet) but no voting instructions are given, all of your shares will be voted in accordance with recommendations of our Board of Directors, unless applicable laws require otherwise. If the proxy is not returned (or not properly submitted through the Internet), or if it is returned unexecuted or improperly executed or completed, shares registered in your name may be voted only by you in person and we will not vote such shares.

29.	What happens if we issue a stock dividend or declare a stock split?
          Any stock dividends or stock splits of our common stock distributed by us on shares in a participant’s Plan account will be added to that Plan account. Stock dividends or split shares distributed on shares of our common stock not held in the Plan will be handled in the same manner as for stockholders who are not Plan participants.
30.	May the Plan be changed or discontinued?
          Yes. We have the right to modify or terminate the Plan at any time and for any reason. We may adjust all minimum and maximum Plan investment amounts at our discretion from time to time after notification to all participants. We also have the right to suspend the Plan, without notice, for limited periods of time (not to exceed ninety (90) days) during or in anticipation of the following:
•	public offerings of our common stock;

•	pending the filing by us with the Commission of any report or statement required to be filed under the federal securities laws;

•	pending any proposed amendment of or supplement to this Prospectus or to the Registration Statement of which this Prospectus is a part; or

•	for any other reason which we deem to be advisable.
          Monies representing voluntary cash payments, initial investments or dividends, as appropriate, to be invested on behalf of participants will be returned to participants if shares of our common stock have not been purchased:
•	within thirty-five (35) days of receipt of the voluntary cash payments or initial investments; or

•	within thirty (30) days of the applicable dividend payment date for dividend reinvestments.
          No interest will be paid on any monies returned to participants. We will advise participants when a suspension of the Plan ceases.
          If the Plan is terminated, each participant will receive:
•	a certificate for all whole Plan Shares held in the participant’s Plan account (or a book entry position if then being utilized by us);

•	a check representing the market value of any fractional Plan Share held in the participant’s Plan account; and

•	Any uninvested voluntary cash payments held in the participant’s Plan account.
          We reserve the right to monitor activity in all Plan accounts, and to modify, suspend or terminate participation in the Plan by otherwise eligible holders of shares of our common stock or interested new investors to eliminate practices that we, in our sole discretion, deem to be not consistent with the purposes or operation of the Plan, including investment limits per account, or that we believe adversely affect the price of the shares of our common stock.
31.	What are the responsibilities of the Company and the Plan’s stock purchasing agent?
          Neither the Company nor the Plan’s stock purchasing agent will be liable under the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate an account upon the death of a participant, the prices at which shares are purchased or sold for accounts under the Plan, the times when purchases or sales are made or fluctuations in the market value of our common stock.
          As discussed under “Risk Factors” beginning on page 4, investing in our common stock involves risks. Neither the Company nor the Plan’s stock purchasing agent can assure you of a profit or protect you against a loss on shares of our common stock purchased by you under the Plan.
          Neither the Company nor the Plan’s stock purchasing agent shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted in connection with the Plan, nor will they have any duties, responsibilities or liabilities except as expressly set forth in the Plan.
          The terms and conditions of the Plan and its operation are governed by and construed in accordance with the laws of the State of Delaware. We reserve the right to interpret, regulate and take any other action in connection with the Plan that we deem reasonably necessary or desirable in connection with the operation of the Plan. We may adopt rules and regulations to facilitate the administration of the Plan. As a participant in the Plan, you will be bound by any actions that we take.
32.	How can I request a change of address or update other personal data?
          It is important that our Plan records contain your most up-to-date personal data. If you need to request a change of address or update other personal data, please contact us at the address or phone number stated in response to Question 5. Shares of common stock credited to your Plan account are subject to escheat to the state in which you reside in the event that such shares are deemed, under such state’s laws, to have been abandoned by you. Consequently, you should notify us promptly in writing of any change of address.
33.	How may I obtain answers to other questions regarding the Plan?
          Any additional questions regarding the Plan should be addressed to:
Bob Evans Farms, Inc.
Attn: Stock Transfer Department
3776 South High Street
Columbus, Ohio 43207
Facsimile No. (614) 497-4459
Telephone No. (614) 491-2225
United States Federal Income Tax Consequences
          The following is a brief summary of certain federal income tax consequences, applicable as of the date of this Prospectus, of participation in the Plan. This summary is for general information purposes only and does not constitute tax advice. The information contained herein is based on the Internal Revenue Code of 1986, as amended, the Treasury Department Regulations promulgated thereunder, current administrative interpretations of the Internal Revenue Service (the “IRS”) and court decisions, all as in effect as of the date of this Prospectus and all of which are subject to change, possibly on a retroactive basis. This summary does not address state, local or foreign income or other tax laws. You are advised to consult with your tax or financial advisor with respect to the tax consequences of participation in the Plan.
          In general, participants in the Plan will have the same federal income tax consequences with respect to dividends as stockholders not participating in the Plan. A participant generally will be treated for federal income tax purposes as having received, on each dividend payment date, a distribution equal to the full amount of the cash dividends payable on both the shares registered in the participant’s own name and the shares held through the Plan, even though the amount of dividends reinvested is not actually received in cash, but instead is applied to the purchase of shares for the participant’s account under the Plan. In addition, the IRS has ruled that the amount of any brokerage commissions paid by us on behalf of a participant is to be treated as a distribution to the participant, which is subject to federal income tax in the same manner as a distribution described in the preceding sentence. A participant’s tax basis in shares acquired through the reinvestment of dividends will be equal to the amount of the distribution that the participant is deemed to have received, including the amount of any brokerage commissions paid by us on the participant’s behalf.
          The distributions described above will constitute taxable dividend income to a participant to the extent of the Company’s current or accumulated earnings and profits. Under current law, which is scheduled to sunset at the end of 2010, dividend income will be taxable to a participant (if the participant is an individual) at the rates applicable to long-term capital gains, provided that a minimum holding period and other requirements are satisfied. Distributions received after 2010 will be taxable to a participant at ordinary income rates. Any distributions in excess of the Company’s current or accumulated earnings and profits will constitute a return of capital that will reduce a participant’s tax basis in Plan Shares by the amount of the excess distribution, but not below zero. To the extent that excess distributions exceed a participant’s tax basis in shares of the Company, and provided that the participant has held the shares as a capital asset, the participant will recognize capital gain, which will be taxable as long-term capital gain if the participant has held the shares for more than one year.
          Each employee of the Company and its subsidiaries who purchases shares through payroll deductions will recognize the same amount of compensation (wages) and other income for federal income tax purposes as such employee would have recognized had he or she not purchased shares through payroll deductions, even though the amount of payroll deductions is not paid to the employee in cash but instead is applied to the purchase of shares for the employee’s Plan account. An employee’s payroll deductions, therefore, will be made on an “after-tax” basis.
          A participant who makes an initial investment or a voluntary cash payment to the Plan will not be treated for federal income tax purposes as having received income by virtue of the purchase of shares with the initial investment or voluntary cash payment. A participant’s initial investment or voluntary cash payment will be made on an “after-tax” basis. Therefore, the amount of any initial investment or voluntary cash payment will not be deducted or excluded from the participant’s compensation or other income otherwise paid by us. A participant’s cost basis in any shares purchased with initial investments or voluntary cash payments will be equal to the cost of the shares, including any brokerage commissions paid by us on the participant’s behalf.
          Service charges paid to the Company by a participant are deductible if such participant itemizes his or her deductions, but only to the extent that the aggregate itemized deductions of such participant exceed 2% of his or her adjusted gross income, and subject to limitation if the participant’s adjusted gross income exceeds certain amounts.
          Each statement of Plan account (see Question 27) will show the price per share to the participant of shares purchased with reinvested dividends, initial investments and voluntary cash payments. That price, which will include the amount of any brokerage commissions paid by us on the participant’s behalf on purchases of shares under the Plan, is the tax basis to the participant of shares acquired under the Plan. The statement of account also will show the date on which shares acquired under the Plan were credited to the participant’s Plan account. A participant’s holding period for shares acquired under the Plan, whether by reinvestment of dividends or with cash investments, generally will begin on the day following the date on which such shares are credited to the participant’s Plan account.
          Information forms (Forms 1099-DIV) will be mailed to participants in the Plan each year. The form will set forth a participant’s taxable dividends and the amount of brokerage commissions paid by us on the participant’s behalf which are reportable for federal income tax purposes for the year. These dividends and brokerage commissions must be reported on the participant’s federal income tax return for the year.
          Reinvested dividends are not subject to backup withholding unless (i) a participant fails to provide us with the participant’s social security number or taxpayer identification number, (ii) the IRS notifies us that the social security number or taxpayer identification number furnished by the participant is incorrect, (iii) the IRS notifies us that the participant is subject to backup withholding or (iv) the participant fails to certify, under penalties of perjury, that the participant is not subject to backup withholding if such certification is required. If you are subject to backup withholding, we will withhold the required federal income tax from the gross dividends or proceeds from the sale of shares under the Plan. The dividends or proceeds received by you, or dividends reinvested on your behalf, will be net of any federal income tax required to be withheld. Your annual Plan statement will indicate the amount of any federal income tax withheld.
          You will not recognize any taxable income upon receipt of a certificate for whole shares credited to your Plan account, whether upon your request for a certificate, upon termination of your Plan account or upon termination of the Plan. However, you may recognize gain or loss upon receipt of a cash payment for whole shares or a fractional share credited to your Plan account when your Plan account is terminated by you, when shares credited to your Plan account are sold or exchanged or when the Plan is terminated. You also may recognize gain or loss upon the disposition of shares acquired under the Plan. The amount of any such gain or loss will be equal to the difference between the amount received for the whole shares or fractional shares and your tax basis in such shares. Generally, gain or loss recognized upon the disposition of shares acquired under the Plan will be treated for federal income tax purposes as capital gain or loss, provided that you held such shares as a capital asset. Net capital gains of an individual derived with respect to capital assets held for more than one year generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
          Participants should consult with their personal tax advisors with specific reference to their own tax situations and potential changes in the applicable law as to all federal, state, local, foreign and other tax matters in connection with the reinvestment of dividends and purchases of shares under the Plan, the participant’s tax basis and holding period for shares acquired under the Plan and the character, amount and tax treatment of any gain or loss realized on the disposition of shares.
Indemnification
          Article ELEVENTH of the Company’s Certificate of Incorporation, as amended, limits the liability of the Company’s directors. Article ELEVENTH provides that no director or former director will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except in the instance of (1) a breach of the director’s duty of loyalty to the Company or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) the paying of a dividend or the approving of a stock repurchase or redemption which is illegal under the Delaware General Corporation Law or (4) any transaction from which the director derives an improper personal benefit.
          Article IX of the Company’s Amended and Restated By-Laws, as amended, provides that the Company will indemnify and hold harmless any officer or director against expenses and other costs resulting from any action, suit or proceeding, whether civil, criminal, administrative or investigative, reasonably incurred or suffered by such officer or director to the fullest extent permitted by Delaware law. Expenses may be advanced to any officer or director only upon delivery to the Company of an undertaking by or on behalf of the officer or director to repay all amounts so advanced if it shall ultimately be determined by final judicial decision that the officer or director is not entitled to be indemnified for the expenses. The Company also may grant rights to indemnification and the advancement of expenses to any employee or agent of the Company consistent with Article IX of the By-Laws.
          In addition to the provisions of the Company’s Certificate of Incorporation and Amended and Restated By-Laws, the Company is subject to Section 145 of the Delaware General Corporation Law, which provides the statutory authority for indemnification of a corporation’s directors, officers, employees and agents.
          The Company has purchased insurance coverage under a policy which insures our directors and officers against certain liabilities which might be incurred by them in such capacity.
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Use of Proceeds
          Shares of our common stock to be acquired by participants under the Plan will be provided through open-market purchases by the Plan’s stock purchasing agent. We will not receive any compensation in connection with the purchase of our common shares for participants in the Plan.

Plan of Distribution
          We will pay the costs of administering the Plan. However, Plan participants will be charged brokerage commissions related to purchases of shares of our common stock under the Plan. Upon the sale of common stock held under the participant’s Plan account (including in connection with a participant’s withdrawal from the Plan), the participant will receive the proceeds of such sale less a brokerage commission and a related service charge of $0.10 per Plan Share sold and any applicable tax withholdings or transfer taxes.
          Subject to the availability of shares of common stock registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends. Our common stock may not be available under the Plan in all jurisdictions. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any common stock or other securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.
Legal Matters
          On behalf of the Company, the law firm of Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, Columbus, Ohio 43216, is giving an opinion upon the validity of the shares of common stock to be issued under the Plan. As of November 25, 2008, members of Vorys, Sater, Seymour and Pease LLP, and attorneys employed thereby, together with members of their immediately families, owned an aggregate of 2,649 shares of our common stock and held options to purchase an aggregate of 14,549 shares of our common stock.
Experts
          Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 25, 2008, and the effectiveness of our internal control over financial reporting as of April 25, 2008, as set forth in their reports, which are incorporated by reference into this Prospectus and elsewhere in the Registration Statement of which this Prospectus is a part. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
Where You Can Find More Information
          This Prospectus is a part of a Registration Statement on Form S-3 that we filed with the Commission to register the shares of our common stock that will be available for purchase under the Plan. As permitted by Commission rules, this Prospectus does not contain all the information included in the Registration Statement or the exhibits to the Registration Statement. You should refer to the Registration Statement and the documents filed or incorporated by reference as exhibits to the Registration Statement for more information about us and our common stock.
          We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any materials we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., in Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the Commission. The address of the Commission’s Web site is http://www.sec.gov.
          Our principal internet address is http://www.bobevans.com. We make available, free of charge, on or through our Web site, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are filed with or furnished to the Commission, and amendments to those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the Commission. The contents of our Web site are not part of this Prospectus, and the reference to our Web site does not constitute incorporation by reference into this Prospectus of the information contained at that Web site.

Documents Incorporated By Reference
          The rules and regulations of the Commission allow us to “incorporate by reference” certain information into this Prospectus, which means that we can disclose important information to you by referring you to other documents that we have filed with the Commission. The following documents that we have filed with the Commission are incorporated into this Prospectus by reference and considered a part of this Prospectus:
•	our Annual Report on Form 10-K for the fiscal year ended April 25, 2008;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended July 25, 2008;

•	our Current Reports on Form 8-K filed with the Commission on June 13, 2008, July 31, 2008, October 6, 2008 and November 24, 2008; and

•	the description of our common shares, $.01 par value per share, contained in our Registration Statement on Form S-4 filed with the Commission on November 5, 1986, or contained in any subsequent amendment or report filed for the purpose of updating such description;
          We are also incorporating by reference into this Prospectus all documents (other than current reports furnished under Item 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination or completion of any offering of securities under this Prospectus.
          You can obtain any of the documents incorporated by reference in this Prospectus (including any exhibits that are specifically incorporated by reference into such documents), without charge, by writing or phoning us at the following address and phone number:
Bob Evans Farms, Inc.
3776 South High Street
Columbus, OH 43207
Attn: Corporate Secretary
(614) 491-2225
          Any statement contained in this Prospectus or in a document incorporated by reference into this Prospectus will be deemed to be modified or superseded to the extent that a statement contained in this Prospectus or any other subsequently filed document that is deemed to be incoroprated by reference into this Prospectus modifies or supersedes the statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
          The following table sets forth the fees and expenses payable by the Company in connection with the issuance and distribution of the securities being registered hereby (excluding any underwriting discounts and commissions). All of the amounts shown are estimates, except for the Commission registration fee.

Commission registration fee	$980.08
Printing costs	$10,000
Legal fees and expenses	$10,000
Accounting fees and expenses	$7,000
Miscellaneous	$2,000
Total	$29,980.08
Item 15. Indemnification of Directors and Officers.
          Section 102(b)(7) of the Delaware General Corporation Law permits the Company to include a provision in its Certificate of Incorporation eliminating or limiting the personal liability of a director to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.
          Article ELEVENTH of the Company’s Certificate of Incorporation, as amended, limits the liability of directors to the extent permitted by the Delaware General Corporation Law. Article ELEVENTH provides:
No director or former director of this Company shall be personally liable to this Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law, which deals with the paying of a dividend or the approving of a stock repurchase or redemption which is illegal under Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit.
          Article IX of the Company’s Amended and Restated By-Laws, as amended, governs indemnification by the Company of its directors and officers and provides as follows:
SECTION 9.01. INDEMNIFICATION AS OF RIGHT FOR DIRECTORS AND OFFICERS. Each director or officer of the corporation who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by Delaware Law against all expense, liability and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 9.02 hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board. The right to indemnification conferred in this Section 9.01 shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if Delaware Law so requires, expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be advanced only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 9.01 or otherwise.
SECTION 9.02. ENFORCEMENT. If a claim under Section 9.01 is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. It shall be a defense of the corporation in any suit brought by an indemnitee to enforce a right to indemnification hereunder (but not in a suit to enforce a right to an advancement of expenses) that the indemnitee has not met the applicable standard of conduct set forth in Delaware Law, and a final adjudication that an indemnitee has not met such standard shall entitle the corporation to recover such expenses pursuant to the terms of an undertaking. Neither the failure of the corporation (including the Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Delaware Law, nor an actual determination by the corporation (including the Board, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses, the burden of proving that the indemnitee is not entitled to be indemnified in any respect, or to such advancement of expenses, under this Article IX or otherwise shall be on the corporation.
SECTION 9.03. DISCRETIONARY INDEMNIFICATION FOR AGENTS AND EMPLOYEES. The corporation may, to the extent approved or ratified from time to time by the board, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the corporation to the fullest extent contemplated by this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the corporation.
SECTION 9.04. ARTICLE IX EXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the corporation’s or any other corporation’s certificate of incorporation or by-laws, other charter documents, agreement, vote of stockholders or disinterested directors or otherwise, or under Delaware Law or any other applicable statute or regulation, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

SECTION 9.05. CONTINUATION OF INDEMNIFICATION. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person, except in any such case to the extent that any grant of rights to indemnification and advancement of expenses pursuant to Section 9.03 otherwise provides, and shall be binding upon any successor to the corporation to the fullest extent permitted by Delaware Law, as from time to time in effect.
SECTION 9.06. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article IX or Delaware Law.
SECTION 9.07. CERTAIN DEFINITIONS. For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to a director or officer of the corporation “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries. For purposes of determining whether a person has met the applicable standard of conduct set forth in Delaware Law, a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation.”
SECTION 9.08. SEVERABILITY. In the event that any provision of this Article IX is determined by a court of competent jurisdiction to require the corporation to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Article IX shall be enforceable by an indemnitee in accordance with its terms.
          Section 145 of the Delaware General Corporation Law governs indemnification by a corporation of its directors, officers, employees and agents and provides as follows:
(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even through less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).
          The Company has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity. The Company may also incur indemnification obligations under employment agreements it may in the future enter into with its officers.
Item 16. Exhibits.
See the Index to Exhibits on page II-11, which is incorporated herein by reference.
Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
          Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the registrant is relying on Rule 430B:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h)

under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 26th day of November, 2008.

BOB EVANS FARMS, INC.
By:	/s/ Donald J. Radkoski
Donald J. Radkoski
Chief Financial Officer, Treasurer and Assistant Secretary

POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Bob Evans Farms, Inc., a Delaware corporation that is about to file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-3 for the registration of certain of its securities for offering and sale pursuant to the Bob Evans Farms, Inc. Dividend Reinvestment and Stock Purchase Plan, hereby constitute and appoint Donald J. Radkoski and Mary L. Garceau, and each of them, as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requested and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all things that each of said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven A. Davis Steven A. Davis	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	November 26, 2008

/s/ Donald J. Radkoski Donald J. Radkoski	Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	November 26, 2008

/s/ Larry C. Corbin Larry C. Corbin	Director	November 26, 2008

/s/ Michael J. Gasser Michael J. Gasser	Director	November 26, 2008

/s/ E.W. (Bill) Ingram III E.W. Bill Ingram III	Director	November 26, 2008

/s/ Cheryl L. Krueger Cheryl L. Krueger	Director	November 26, 2008

Signature	Title	Date

/s/ G. Robert Lucas II G. Robert Lucas II	Director	November 26, 2008

/s/ Eileen A. Mallesch Eileen A. Mallesch	Director	November 26, 2008

/s/ Bryan G. Stockton Bryan G. Stockton	Director	November 26, 2008

/s/ Paul S. Williams Paul S. Williams	Director	November 26, 2008

INDEX TO EXHIBITS

Exhibit No.	Description	Page No.

4.1	Certificate of Incorporation of the Company (filed with the Delaware Secretary of State on November 4, 1985)	Incorporated herein by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for its fiscal year ended April 24, 1987 (File No. 000-01667)

4.2	Certificate of Amendment of Certificate of Incorporation of the Company dated August 26, 1987 (filed with the Delaware Secretary of State on September 4, 1987)	Incorporated herein by reference to Exhibit 3(b) to the Company’s Annual Report on Form 10-K for its fiscal year ended April 28, 1989 (File No. 000-01667)

4.3	Certificate of Adoption of Amendment to Certificate of Incorporation of the Company dated August 9, 1993 (filed with the Delaware Secretary of State on August 10, 1993)	Incorporated herein by reference to Exhibit 3(c) to the Company’s Annual Report on Form 10-K for its fiscal year ended April 29, 1994 (File No. 000-01667)

4.4	Restated Certificate of Incorporation of the Company reflecting amendments through August 10, 1993 (filed for purposes of Securities and Exchange Commission reporting compliance only; this document has not been filed with the Delaware Secretary of State)	Incorporated herein by reference to Exhibit 3(d) to the Company’s Annual Report on Form 10-K for its fiscal year ended April 29, 1994 (File No. 000-01667)

4.5	Amended and Restated By-Laws of the Company (As Amended November 19, 2008)	Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 24, 2008 (File No. 000-01667)

5	Opinion of Vorys, Sater, Seymour and Pease LLP as to legality	Filed herewith

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm	Filed herewith

23.2	Consent of Vorys, Sater, Seymour and Pease LLP	Included as part of Exhibit 5 to this Registration Statement

24	Powers of Attorney	Included as a part of the signature page to this Registration Statement